SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is entered into this 6th day of August, 2010 (the “Effective Date”) by and among Sinary Bio-Technology Holdings Group, Inc. (“Sinary”) on the one hand, and Yin Wang and Wei Wang (together with Yin Wang, the “Sellers”), on the other hand. Sinary and the Sellers will be referred to collectively in this Agreement as the “Parties.”

RECITALS

WHEREAS, Sinary is a corporation organized under the laws of the State of Nevada;

WHEREAS, the Sellers were the owners of 100% of the equity interests in Heilongjiang Weikang Bio-Technology Group Co., Ltd., a limited liability company (“Heilongjiang Weikang”) organized and existing under the laws of the Peoples Republic of China (“PRC”);

WHEREAS, on October 25, 2007, Sinary entered into an Equity Interest Transfer Agreement (the “Transfer Agreement”) with the Sellers, pursuant to which the Sellers transferred to Sinary 100% of the equity interests of Heilongjiang Weikang in consideration for Sinary’s agreement to pay the Sellers the sum of RMB 57,000,000 (the “Acquisition Price”) none of which has been paid as of the date of this Agreement;

WHEREAS, pursuant to the terms of the Transfer Agreement and the requirements of applicable PRC laws and regulations, Sinary had until August 6, 2009 to remit the Acquisition Price, which date was extended to June 30, 2010 pursuant to a verification letter issued by the applicable PRC government agency on August 7, 2009;

WHEREAS, on December 7, 2007, Weikang Bio-Technology Group Co., Ltd. (the “Company”), the majority shareholders of the Company, Sinary and Weili Wang, the sole shareholder of Sinary, entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which, Weili Wang exchanged all of the outstanding shares of Sinary for 24,725,200 shares of the Company’s common stock and Sinary became a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the Exchange Agreement, Sinary delivered $650,000 in cash to the Company to pay all the Company’s outstanding obligations and to repurchase certain outstanding shares of the Company’s common stock, which sum was advanced to Sinary by Yin Wang, a former shareholder of Heilongjiang Weikang and remains unpaid as of the date of this Agreement (the “Advance” and together with the Acquisition Price, the “Total Acquisition Price”);

WHEREAS, on January 6, 2010 Weili Wang formed Lucky Wheel Limited, a British Virgin Islands corporation (“Lucky Wheel”).  Ms. Weili Wang is the sole shareholder of Lucky Wheel.  On June 29, 2010, Ms. Wang transferred 22,925,200 of her shares of the Company’s common stock to Lucky Wheel and entered into a Call Option Agreement (the “Option Agreement”) with Yin Wang, pursuant to which Weili Wang granted Yin Wang an option to purchase, on terms and conditions set forth in the Option Agreement, up to 100% of the shares of Lucky Wheel.  If and when the option is fully exercised, Yin Wang will become the sole shareholder of Lucky Wheel;

WHEREAS, Sinary and the Sellers desire to resolve the issues of payment of the Total Acquisition Price and any claims that Sellers may have against Sinary, the Company, any of its subsidiaries and affiliated entities, and any of the Company’s officers, directors, employees and agents (the “Acquisition Price Claims”) in accordance with this Agreement.

NOW, THEREFORE, in consideration of the rights granted pursuant to the Option Agreement, and the mutual promises and covenants contained herein, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.           Acknowledgment of Recitals.  The factual statements set forth in the Recitals are hereby incorporated herein and reaffirmed by the Parties as if fully set forth in this Agreement.

2.           Waiving Rights to Payment of Total Acquisition Price.  The Sellers and each of them hereby waive any right that Sellers have to payment of the Total Acquisition Price by way of a contribution to capital.

3.           Release of Claims against Company.

(a)           As of the Effective Date, the Sellers and each of them, hereby fully and completely release and discharge absolutely and forever, the Company, its parents, affiliates, subsidiaries, officers, directors, shareholders, attorneys, legal representatives, partners, agents and employees, and their successors and assigns (the “Released Parties”), from any and all claims, rights, demands, injuries, debts, damages liabilities, acts or omissions, obligations, actions, causes of action, costs, expenses or liens, whether known or unknown, suspected or unsuspected, of every kind or nature which now exist or have existed in favor of the Sellers, including those arising from or in any way connected to the Exchange Agreement, the failure to pay the Total Acquisition Price, and any acts, statements, conduct, representations and omissions made by any of the Released Parties in connection therewith.

(b)           The Sellers and each of them hereby acknowledge that neither of the Sellers has relied upon any representation of any kind made by any of the Released Parties in making the foregoing release.

(c)           SELLERS UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  In giving the release herein, which includes claims which may be unknown to Sellers at present, Sellers acknowledge that each of them have read and understand Section 1542 of the California Civil Code, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Sellers hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to Sellers release of any unknown or unsuspected claims herein.

(d)           The Sellers and each of them hereby agree, represent and warrant that each has obtained the advice of independent counsel of his own choosing, in negotiations for and the preparation of this Agreement, including the foregoing release, that each has read the provisions of this Agreement, including the foregoing release, that each has had the foregoing release fully explained by such counsel, and that each is fully aware of its contents and legal effect.  The Sellers and each of them hereby agree, represent and warrant that the Sellers and each of them have executed this Agreement on the advice of such counsel, after careful and independent investigation, and not under fraud, duress or undue influence.

3.           Miscellaneous Provisions.

(a)           This Agreement is made exclusively for the benefit of and solely for the protection of the Sellers on the one hand, and the Released Parties on the other hand, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

(b)           This Agreement is entered into, shall be governed by, and shall be construed in accordance with, the laws of the State of California for contracts made and to be performed therein.

(c)           This Agreement may not be changed or modified or any covenant or provision in this Agreement waived, except by another agreement, in writing, signed by the party affected by the modification or waiver.

(d)           This Agreement constitutes the entire, final and binding agreement between the Parties; no other statement or representation, written or oral, express or implied, has been received and relied upon in the settlement contained in this Agreement; and all prior discussions, statements and negotiations made or that have occurred prior to the Effective Date shall be deemed merged into this Agreement and shall not be used for any other purpose whatsoever.

(e)           Each of the Parties acknowledges that he or it: (i) has read and understands the provisions of this Agreement; (ii) has consulted, with legal counsel who has read and reviewed this Agreement; (iii) understands the rights and remedies that the Parties are receiving, the rights that Sinary is forbearing from and the rights and remedies that the Sellers are waiving by their agreement thereto; and (iv) has made the agreements set forth herein knowingly, voluntarily and intentionally.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above, which shall be deemed its Effective Date.

SINARY BIO-TECHNOLOGY HOLDINGS GROUP, INC.

By:	/s/ Weili Wang
Name: Weili Wang
Title: President

Yin Wang

By:	/s/ Yin Wang
Name: Yin Wang

Wei Wang

By:	/s/ Wei Wang
Name: Wei Wang